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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Performance Food Group Company:


We consent to incorporation by reference in the registration statement on Form S-3 of Performance Food Group Company of our reports dated February 5, 2001, relating to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 30, 2000 and January 1, 2000, the related consolidated statements of earnings, shareholders' equity and cash flows, and the related financial statement schedule, for each of the fiscal years in the three-year period ended December 30, 2000, which reports are included in the 2000 annual report on Form 10-K of Performance Food Group Company, incorporated by reference into the registration statement, and to the reference to our firm under the heading "Experts" in the prospectus.



                                             /s/ KPMG LLP


Richmond, Virginia
June 21, 2001